Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights"  in  the  Institutional  Shares  and  Institutional Service  Shares'
Prospectuses and "Independent Registered Public Accounting Firm" in the Institutional Shares and Institutional Service Shares' Statement of Additional Information in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 2-75670) of Federated GNMA Trust and to the incorporation by reference of our report, dated March 18, 2008, on Federated GNMA Trust included in the Annual Report to Shareholders for the fiscal year ended January 31, 2008.


                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
March 25, 2008